SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                 _____________________________________

                            FORM 8-K

                         CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
        Date of Report (Date of earliest event reported): January
17, 1995

                           CITICORP
          (Exact name of registrant as specified in charter)


Delaware                  1-5738                  13-2614988
(State or other   (Commission File Number)      (IRS Employer
jurisdiction of                                 Identification
incorporation)                                       Number)


            399 Park Avenue, New York, New York       10043
          (Address of principal executive offices)  (Zip Code)

                 Registrant's telephone number,
                 including area code:  (212)559-1000
                       Not Applicable
        (Former name or former address, if changed since last
                       report)

Item 5.  Other Events

     On January 17 , 1994 Citicorp provided results of business operations and financial tables supplementing its January 12 release of 1994 and fourth quarter results.

     As reported earlier, 1994 net income was $3.4 billion, or $6.29 per common share fully diluted. In the fourth quarter, net income was $1.0 billion, or $1.95 per share.

     The 1994 results compared with 1993 net income of $2.2 billion, or $4.11 per share. Net income in the 1994 third quarter was $894 million, or $1.67 per share, and in the 1993 fourth quarter, $575 million, or $1.06 per share.

     John S. Reed, Chairman, said: "The year's results -- an all-time record -- reflect strong and encouraging worldwide growth in the company s global consumer business, continued year-by-year improvement in real estate, an outstanding year for our venture capital business and solid 'non-trading' global finance results. The company s tax rate is unusually low due to the use of deferred tax benefits. We made great progress on our balance sheet goals: asset quality continues to improve, with commercial cash-basis assets down in the year by $3.2 billion to $3.1 billion. Year-end total capital exceeded $26 billion, up
$3 billion, with the Tier 1 capital ratio at 7.8%. Reserves are $5.2 billion. In all, 1994 was a tremendous year."

     Mr. Reed continued, "Market participants are understandably concerned about the financial situation in Mexico. That country is going through a difficult adjustment, which will not be smooth. Citibank's franchise and business in Mexico are strong -- we have not experienced any important negative impact on our operations and we do not anticipate any serious problems going forward. We are actively trying to be of help during this period."

     Total adjusted revenues in 1994 were flat with those in 1993, despite a decline of more than $1 billion in trading revenues. In the quarter, revenues (adjusted to exclude credit-related costs, the effect of credit card securitization and capital building transactions) were a record $4.8 billion, up 4% from the 1994 third quarter and up 5% from the 1993 fourth quarter. During the quarter there was a $180 million pretax gain on a venture capital holding, and Global Consumer reported broadly based improvement.

     Trading revenues were $214 million in the fourth quarter, down $73 million from the 1994 third quarter and down
$213 million from the 1993 fourth quarter; they were $731 million in 1994, down by $1.2 billion from the previous year. Excluding trading, revenues in the fourth quarter increased by 6% from the 1994 third quarter and 10% from the 1993 fourth quarter and, in the year, by 8% from 1993.

     Operating expenses in the quarter were $2.7 billion, up 4% from the 1994 third quarter and 5% from the 1993 fourth quarter, adjusted to exclude the cost of Other Real Estate Owned (OREO) and 1993 restructuring costs. Operating expenses for the year were $10.2 billion, up 3% from 1993.

     The company continued to strengthen its balance sheet. Total regulatory capital at December 31, 1994 was $26.1 billion, estimated to be 12.0% of risk-adjusted assets, and the Tier 1 capital ratio increased to an estimated 7.8% from 7.47% at the end of the 1994 third quarter. At December 31, 1993, the total capital ratio was 11.45% and the Tier 1 ratio was 6.62%.

     Loan loss reserves increased by $95 million in the quarter to $5.2 billion at year-end, compared with $4.4 billion at December 31, 1993.

     Return on common equity (excluding accounting changes) was 29.0% for the quarter and 26.3% for the year, compared with 19.9% and 17.7% for the same 1993 periods. Return on total stockholders' equity was 24.0% in the fourth quarter and 21.8% in 1994.

     Commercial cash-basis loans and OREO dropped by $1.2 billion in the quarter to $3.1 billion. Commercial credit costs were $239 million in 1994, down from $1.0 billion in 1993, and consumer credit costs were $2.3 billion in 1994, down from $2.7 billion in the previous year. In the fourth quarter commercial credit costs were $66 million, compared with $40 million in the 1994 third quarter and $126 million in the 1993 fourth quarter; consumer credit costs were $595 million, compared with $544 million in the 1994 third quarter and $651 million in the 1993 fourth quarter.

     Capital building transactions amounted to $49 million (after tax) for the year, including a $39 million (after tax) writedown in the fourth quarter of an Argentine equity investment.

     Income tax expense related to current operations included a reduction of $230 million in the fourth quarter to bring the 1994 effective tax rate to 29% from the 34% reported in the first nine months, reflecting an improved level and mix of earnings. The 1993 effective rate was 40%.


RESULTS OF BUSINESS OPERATIONS

Global Consumer


     Global Consumer net income of $1.8 billion in 1994 increased by $480 million, or 37%, from 1993 (excluding 1993 fourth quarter restructuring charges of $143 million). This was the third straight year of double-digit gains in the consumer business.

     The improvement was driven by adjusted revenues, which grew significantly faster than operating expenses in 1994 (by $537 million of revenues compared with $225 million of expenses), and by lower write-offs in the U.S. credit card business. The growth of revenues and associated expenses was paced by strong business expansion in emerging markets.

     Strategies to reposition U.S. bank cards, which were initiated in 1993, took effect in 1994 and were successful in increasing receivables, accounts and charge volumes. Managed U.S. receivables were up by $4.5 billion, or 13%, from year-end 1993. Accounts increased by 3.2 million, or 16%, from year-end 1993. Charge volumes in the 1994 fourth quarter increased by $4.4 billion, or 26%, from the same 1993 quarter.

     Consumer credit costs in 1994 of $2.3 billion (adjusted principally for the effect of credit card securitization) were 15% lower than in 1993. Consumer loans on the balance sheet that are delinquent 90 days or more fell to 3.4% of total consumer loans, compared with 4.2% at year-end 1993. Cash-basis loans declined in 1994 by $324 million to $2.5 billion, and OREO dropped in the year by $383 million to $829 million.

     Net income in the fourth quarter was $473 million, up by $101 million (excluding restructuring charges) from the 1993 fourth quarter, reflecting broadly based revenue increases in the emerging economies and lower write-offs on the managed U.S. credit card portfolio. Total consumer credit costs (adjusted principally for the effect of credit card securitization) increased $51 million from the 1994 third quarter due primarily to higher write-offs on loans to private banking clients and small businesses in the United States.


                      Global Finance

     Global Finance net income in 1994 was $1.4 billion, compared with $1.7 billion in the prior year (excluding a 1993 fourth quarter restructuring charge of $95 million after tax). Improvements came from a drop in credit costs, chiefly from a larger volume of recoveries, as well as from gains from venture capital activities, higher net interest revenue and increases in fees from the transaction services business. These were more than offset by sharply lower trading revenues.

     Net income from activities in North America, Europe and Japan in 1994 was $595 million, compared with $951 million (excluding restructuring charges) in 1993. The 1994 results reflected a lower level of trading revenues. The year-to-year decline in trading was partially offset by improvements in credit-related items and higher revenues from venture capital activities, which included an after-tax gain of $115 million resulting from a tender offer for a holding in Reliance Electric Co. in the 1994 fourth quarter.

     The businesses in the emerging economies reported net income of $809 million in 1994, compared with $757 million (excluding restructuring charges) in 1993. Net interest revenue was particularly high in the 1994 third quarter, benefiting from an unusually favorable interest rate environment in Brazil and release of a Brazilian gross-receipts tax reserve.

      Global Finance adjusted revenues of $5.5 billion in 1994 compared with $6.1 billion in 1993. Excluding trading revenues, which declined from unusually high 1993 levels, revenues were up 19% from the 1993 fourth quarter and 14% from the full 1993 year, led by increases in the emerging economies and by the higher contributions from venture capital activities.

     Adjusted operating expenses rose 6% in 1994, with the increases chiefly in North America and Europe, where they were broadly related to personnel and investment in the transaction services business and marketing, as well as in support of business expansion in the emerging economies.

     Credit recoveries and gains from the sale of OREO properties contributed to a positive net credit amount of $116 million in 1994. Credit-related costs of $10 million in the 1994 fourth quarter were up from both the 1994 third quarter and the year-ago quarter, primarily reflecting a lower level of credit recoveries in the 1994 fourth quarter, as well as a modest increase in write-offs compared with those in the 1994 third quarter.

     Cash-basis loans of $470 million at December 31, 1994 compared with $755 million a year ago. OREO of $152 million at 1994 year-end was reduced from $464 million a year earlier.



OTHER AREAS

                   North America Commercial Real Estate

     North America Commercial Real Estate reported continued progress in dealing with its portfolio. Cash-basis loans of $915 million were down from $1.3 billion at the end of the 1994 third quarter and from $1.7 billion at the 1993 year-end. OREO totaled $1.4 billion at year-end 1994, down from $1.8 billion at the end of the third quarter and $2.3 billion at December 31, 1993.

     Total exposure was reduced by approximately $1.4 billion during the quarter, to $9.9 billion at 1994 year-end, down $3.7 billion from a year ago. The decreases resulted from various restructurings, sales, write-offs, writedowns and paydowns.



     North America Commercial Real Estate reported a net loss of $298 million in the 1994 full year, an improvement from the net loss of $635 million in 1993. The decreased loss reflected significantly lower credit-related costs.


                    Cross-Border Refinancing Portfolio

     The cross-border refinancing portfolio reported 1994 net income of $221 million, compared with $85 million in 1993. The 1994 results reflected both higher revenues and releases from reserves of $64 million in the year, $20 million of which occurred in the fourth quarter.

     Cash-basis loans totaled $104 million at December 31, 1994, compared with $140 million at the end of the third quarter and $1.0 billion a year ago. The reduction in cash-basis loans in the year reflected primarily the effects of the Brazil refinancing agreement completed in the 1994 second quarter.

     In addition to Brazil, refinancing agreements were also completed with the Dominican Republic and Poland, and substantive progress has been made toward completing an agreement with Ecuador.


Employment


     Total employment was 82,600 at year-end 1994, compared with 81,500 a year earlier. Employees in offices outside the United
States increased, especially in support of consumer activities in Asia and Latin America.

     Tables detailing key financial data, an analysis of operating margin pretax earnings, business results and credit indicators follow, along with financial statements. Further details concerning the financial results will be available in March in Citicorp's Form 10-K.





Page 6 - Citicorp 1994 results - 1/17/95

KEY RATIOS & OTHER CONSOLIDATED FINANCIAL DATA

                               Fourth Quarter      Full Year
                                1994    1993     1994    1993
                               ------  ------   ------  ------

NET INCOME ($M):
 Before Cumulative Effect
  of Accounting Changes.....  $1,042  $  575   $3,422  $1,919
 After Cumulative Effect
  of Accounting Changes(A)..  $1,042  $  575   $3,366  $2,219


NET INCOME PER COMMON SHARE:

On Common & Common
 Equivalent Shares
 Before Cumulative Effect
  of Accounting Changes.....  $ 2.20  $ 1.16   $ 7.15  $ 3.82
 After Cumulative Effect
  of Accounting Changes(A)..  $ 2.20  $ 1.16   $ 7.03  $ 4.50

Assuming Full Dilution
 Before Cumulative Effect
  of Accounting Changes.....  $ 1.95  $ 1.06   $ 6.40  $ 3.53
 After Cumulative Effect
  of Accounting Changes(A)..  $ 1.95  $ 1.06   $ 6.29  $ 4.11

COMMON STOCKHOLDERS' EQUITY
 PER SHARE(B)...............  $34.38  $26.04

CLOSING STOCK PRICE
 AT QUARTER END.............  $41.38  $36.88

PROFITABILITY RATIOS (Annualized):

Return on Total Assets(C):
 Before Accounting Changes..    1.55%   0.98%    1.31%   0.84%
 After Accounting Changes(A)    1.55%   0.98%    1.29%   0.97%

Return on Common Stockholders'
 Equity(B):
 Before Accounting Changes..    29.0%   19.9%    26.3%   17.7%
 After Accounting Changes(A)    29.0%   19.9%    25.8%   21.1%

Return on Total Stockholders'
 Equity(B):
 Before Accounting Changes..    24.0%   16.7%    21.8%   15.3%
 After Accounting Changes(A)    24.0%   16.7%    21.4%   17.7%

CAPITAL:
 Tier 1 ($B)................  $ 16.9  $ 13.4
 Tier 1 & 2 ($B)(D).........  $ 26.1  $ 23.2

 Tier 1 Ratio(D)............     7.8%    6.6%
 Tier 1 & 2 Ratio(D)........    12.0%   11.5%

 Common Equity as a
   % of Total Assets(B)(C)..     5.4%    4.6%
 Total Equity as a
   % of Total Assets(B)(C)..     7.1%    6.4%

DIVIDENDS DECLARED ($M):
   Common...................  $   59  $    -   $  176  $    -
   Preferred................  $   91  $   86   $  358  $  312

(A) The 1994 results include the cumulative effect of adopting
    SFAS No. 112, "Employers' Accounting for Postemployment
    Benefits," as of January 1, 1994. The 1993 results include the cumulative effect of adopting SFAS No. 109, "Accounting for Income Taxes," as of January 1, 1993.
(B) The 1994 periods reflect the effect of adopting SFAS No. 115, "Accounting for Certain Investments in Debt and Equity
    Securities," as of January 1, 1994.
(C) The 1994 periods reflect the effect of adopting FASB
    Interpretation No. 39, "Offsetting of Amounts Related to
    Certain Contracts," as of January 1, 1994.
(D) Estimated.


Page 7 - Citicorp 1994 results - 1/17/95


OPERATING MARGIN
($ Millions)

                            Fourth Quarter         Full Year
                            1994      1993      1994       1993
                           ------    ------    -------    -------


Total Revenue ..........  $4,512    $4,152    $16,748    $16,075

Effect of Credit Card
 Securitization.........     189       292        934      1,282
Net Cost to Carry(A)....      (1)       43         89        252
Capital Building
 Transactions...........      60        61        (80)         2
                           -----     -----     ------     ------
Adjusted Revenue........  $4,760    $4,548    $17,691    $17,611
                           -----     -----     ------     ------

Total Operating
 Expense................  $2,723    $3,021    $10,256    $10,615

Net OREO Costs (B)......       5         3         (9)      (245)
Restructuring Charges...       -      (425)         -       (425)
                           -----     -----     ------     ------

Adjusted Operating
 Expense................  $2,728    $2,599    $10,247    $ 9,945
                           -----     -----     ------     ------

Operating Margin........  $2,032    $1,949    $ 7,444    $ 7,666

Consumer Credit
 Costs (C)..............     595       651      2,338      2,740
Commercial Credit
 Costs (D)..............      66       126        239      1,036
                           -----     -----     ------     ------
Operating Margin
 Less Credit Costs......  $1,371    $1,172    $ 4,867    $ 3,890

Add'l Provision:
- -Consumer(E)............      50        63        200        276
- -Commercial(E)..........      50        63        200        327
- -Refinancing Portfolio(F)    (20)        -        (64)         -

Capital Building
 Transactions...........     (60)      (61)        80         (2)

Restructuring Charges...       -       425          -        425
                           -----     -----     ------     ------
Income Before Taxes and
 Cumulative Effect of
  Accounting Changes....  $1,231    $  560    $ 4,611    $ 2,860
                           =====     =====     ======     ======


(A) Principally the net cost to carry commercial cash-basis loans and Other Real Estate Owned (OREO).
(B) Principally net write-downs, net gains (losses) on sales and direct revenues and expenses related to OREO.
(C) Principally consumer net credit write-offs adjusted for the effect of securitization of credit card receivables.
(D) Includes commercial net credit write-offs, net cost to carry, and net OREO costs.
(E) Represents provision for credit losses above net write-offs.
(F) Effective June 30, 1994, the refinancing portfolio allowance is included in the commercial allowance.


Page 8 - Citicorp 1994 results - 1/17/95


BUSINESS FOCUS
Net Income (Loss)

($ Millions)

                              Fourth Quarter       Full Year
                              1994   1993(A)     1994   1993(A)
                             ------  ------     ------  ------


Global Consumer:
 North America, Europe
   and Japan.............   $  287  $   83     $1,102  $  616
 Emerging Economies......      186     146        686     549
                             -----   -----      -----   -----

Total Global Consumer....   $  473  $  229     $1,788  $1,165
                             -----   -----      -----   -----

Global Finance:
 North America, Europe
   and Japan.............   $  218  $  186     $  595  $  868
 Emerging Economies......      205     227        809     745
                             -----   -----      -----   -----

Total Global Finance.....   $  423  $  413     $1,404  $1,613
                             -----   -----      -----   -----

North America Commercial
  Real Estate............   $  (65) $ (116)    $ (298) $ (635)

Cross-Border Refinancing
  Portfolio..............       74       8        221      85

Corporate Items(B).......      137      41        307    (309)
                             -----   -----      -----   -----
                            $1,042  $  575     $3,422  $1,919
Cumulative Effect of
  Accounting Changes(C)..        -       -        (56)    300
                             -----   -----      -----   -----
Citicorp.................   $1,042  $  575     $3,366  $2,219
                             =====   =====      =====   =====


(A) Reclassified to conform to current quarter's presentation.
(B) Corporate Items includes the effects of capital building transactions and the offset created by attributing income taxes to business activities on a local tax basis. See footnote B in Corporate Items section for further discussion.
(C) The 1994 results include the cumulative effect of adopting
    SFAS No. 112, "Employers' Accounting for Postemployment
    Benefits," as of January 1, 1994. The 1993 results include the cumulative effect of adopting SFAS No. 109, "Accounting for Income Taxes," as of January 1, 1993.





Page 9 - Citicorp 1994 results - 1/17/95

GLOBAL CONSUMER
($ Millions)

                        Fourth Quarter  %      Full Year      %
                         1994  1993(A) Chg   1994    1993(A) Chg
                        ------ ------- ---  ------   ------  ---

Total Revenue.......... $2,768  $2,485  11  $10,386  $ 9,494   9
                         -----   -----       ------   ------
Restructuring Charges.. $    -  $  233  NM  $     -  $   233  NM
Other Operating Expense  1,640   1,557   5  $ 6,216  $ 5,981   4
                         -----   -----       ------   ------
Total Operating Expense  1,640   1,790  (8)   6,216    6,214   -
                         -----   -----       ------   ------
Provision For
 Credit Losses ........ $  449  $  414   8  $ 1,553  $ 1,686  (8)
                         -----   -----       ------   ------
Income Before Taxes.... $  679  $  281  NM  $ 2,617  $ 1,594  64
Income Taxes...........    206      52  NM      829      429  93
                         -----   -----       ------   ------
Net Income............. $  473  $  229  NM  $ 1,788  $ 1,165  53
                         =====   =====       ======   ======

Average Assets ($B)....    113     101  12      107      100   7

Return on Assets.......   1.66%   0.90%  -     1.67%    1.17%  -

OTHER DATA:

North America, Europe,
  and Japan:
Net Income.............    287      83  NM    1,102      616  79
Average Assets($B).....     81      75   8       77       75   3
Return on Assets.......   1.41%   0.44%  -     1.43%    0.82%  -

Emerging Economies:
Net Income.............    186     146  27      686      549  25
Average Assets($B).....     32      26  23       30       25  20
Return on Assets.......   2.31%   2.23%  -     2.29%    2.20%  -

Adjusted for Credit-
 Related Items:

 Total Revenue(B):
   North America,
    Europe and Japan... $2,238  $2,191   2  $ 8,724  $ 8,630   1
   Emerging Economies..    716     585  22    2,599    2,156  21
                         -----   -----       ------   ------
 Total Global Consumer. $2,954  $2,776   6  $11,323  $10,786   5
                         -----   -----       ------   ------

 Other Operating
  Expense(C):
   North America,
    Europe and Japan... $1,232  $1,216   1  $ 4,723  $ 4,713   -
   Emerging Economies..    398     332  20    1,445    1,230  17
                         -----   -----       ------   ------
 Total Global Consumer. $1,630  $1,548   5  $ 6,168  $ 5,943   4
                         -----   -----       ------   ------

 Credit Costs (D):
   North America,
    Europe and Japan... $  550  $  609 (10) $ 2,169  $ 2,586 (16)
   Emerging Economies..     45      42   7      169      154  10
                         -----   -----       ------   ------
 Total Global Consumer. $  595  $  651  (9) $ 2,338  $ 2,740 (15)
                         -----   -----       ------   ------

(A) Reclassified to conform to current quarter's presentation.
(B) Adjusted principally for the effect of credit card receivables securitization.
(C) Excludes net write-downs and net direct expenses related to OREO for certain real estate lending activities.
(D) Principally net credit write-offs adjusted for the effect of credit card receivables securitization. Includes U.S.
    credit card net credit losses for both held and securitized receivables of $322 million and $1,369 million for 1994 fourth quarter and full year, respectively, and $399 million and $1,733 million for the comparable periods of 1993.
NM  Not meaningful as percentage exceeds 100%.


Page 10 - Citicorp 1994 results - 1/17/95



GLOBAL FINANCE
($ Millions)

                          Fourth Quarter  %      Full Year    %
                          1994   1993(A) Chg   1994  1993(A) Chg
                         ------  ------  ---  ------ ------- ---


Total Revenue........... $1,582  $1,556    2  $5,496  $6,011  (9)
                          -----   -----        -----   -----
Restructuring Charges... $    -  $  156   NM  $    -  $  156  NM
Other Operating Expense.    947     821   15  $3,408  $3,277   4
                          -----   -----        -----   -----
Total Operating Expense.    947     977   (3)  3,408   3,433  (1)
                          -----   -----        -----   -----
Provision For
 Credit Losses ......... $   41  $   16   NM  $    -  $  305  NM
                          -----   -----        -----   -----
Income Before Taxes..... $  594  $  563    6  $2,088  $2,273  (8)
Income Taxes............    171     150   14     684     660   4
                          -----   -----        -----   -----
Net Income.............. $  423  $  413    2  $1,404  $1,613 (13)
                          =====   =====        =====   =====

Average Assets ($B)(B)..    140     114   23     139     109  28

Return on Assets........   1.20%   1.44%   -    1.01%   1.48%  -

OTHER DATA:

North America, Europe,
  and Japan:
Net Income..............    218     186   17     595     868 (31)
Average Assets($B)(B)...     95      76   25      96      72  33
Return on Assets........   0.91%   0.97%   -    0.62%   1.21%  -

Emerging Economies:
Net Income..............    205     227  (10)    809     745   9
Average Assets($B)(B)...     45      38   18      43      37  16
Return on Assets........   1.81%   2.37%   -    1.88%   2.01%  -

Adjusted for Credit-
 Related Items:

 Total Revenue(C):
   North America,
    Europe and Japan.... $  979  $  975    -  $3,193  $3,901 (18)
   Emerging Economies...    599     592    1   2,314   2,168   7
                          -----   -----        -----   -----
 Total Global Finance... $1,578  $1,567    1  $5,507  $6,069  (9)
                          -----   -----        -----   -----

 Other Operating
  Expense(D):
   North America,
    Europe and Japan.... $  647  $  576   12  $2,332  $2,195   6
   Emerging Economies...    314     280   12   1,153   1,102   5
                          -----   -----        -----   -----
 Total Global Finance... $  961  $  856   12  $3,485  $3,297   6
                          -----   -----        -----   -----

 Credit Costs (E):
   North America,
    Europe and Japan.... $    5  $   (4)  NM  $ (128) $  150  NM
   Emerging Economies...      5      (4)  NM      12      45 (73)
                          -----   -----        -----   -----
 Total Global Finance... $   10  $   (8)  NM  $ (116) $  195  NM
                          -----   -----        -----   -----

(A) Reclassified to conform to current quarter's presentation.
(B) The 1994 periods reflect the effect of adopting FASB
    Interpretation No. 39, "Offsetting of Amounts Related to
    Certain Contracts," as of January 1, 1994.
(C) After adding back the net cost to carry cash-basis loans and OREO.
(D) Excludes net write-downs, net gains (losses) on sales and direct revenues and expenses related to OREO.
(E) Includes net write-offs (recoveries), the net cost to carry cash-basis loans and OREO, as well as net write-downs, net gains (losses) on sales and direct revenues and expenses related to OREO.
NM  Not meaningful as percentage exceeds 100%.

Page 11 - Citicorp 1994 results - 1/17/95


NORTH AMERICA COMMERCIAL REAL ESTATE
($ Millions)

                         Fourth Quarter  %      Full Year    %
                          1994  1993(A) Chg   1994  1993(A) Chg
                         ------ ------  ---  -----  ------  ---


Total Revenue........... $  26  $    8  NM  $   81  $   (21) NM
                          ----   -----       -----   ------
Total Operating Expense. $  33  $   62 (47) $  177  $   386 (54)
                          ----   -----       -----   ------
Provision For
 Credit Losses.......... $  88  $  141 (38) $  394  $   610 (35)
                          ----   -----       -----   ------
(Loss) Before Taxes..... $ (95) $ (195) 51  $ (490) $(1,017) 52
Income Taxes............   (30)    (79) 62    (192)    (382) 50
                          ----   -----       -----   ------
Net (Loss).............. $ (65) $ (116) 44  $ (298) $  (635) 53
                          ====   =====       =====   ======


OTHER DATA:
Average Assets ($B).....     7      11 (36)      8       12 (33)

Adjusted for Credit-
Related Items:
  Total Revenue (B).....    32      41 (22)    156      163  (4)
  Total Operating
   Expense (C)..........    34      39 (13)    139      159 (13)
  Credit Costs (D)......    56     134 (58)    357      842 (58)


(A) Reclassified to conform to current quarter's presentation.
(B) After adding back the net cost to carry cash-basis loans and OREO.
(C) Excludes net write-downs, net gains (losses) on sales and direct revenues and expenses related to OREO.
(D) Includes net write-offs, the net cost to carry cash-basis loans and OREO, as well as net write-downs, net gains
    (losses) on sales and direct revenues and expenses related to OREO.
NM  Not meaningful as percentage exceeds 100%.

Page 12 - Citicorp 1994 results - 1/17/95


CROSS-BORDER REFINANCING PORTFOLIO

($ Millions)

                           Fourth Quarter  %      Full Year   %
                           1994   1993(A) Chg   1994  1993(A)Chg
                          ------  ------  ---  ------ ------ ---


Total Revenue ..........  $   64  $   20  NM  $  205  $  114  80
                           -----   -----       -----   -----
Total Operating Expense.  $    6  $    7 (14) $   26  $   27  (4)
                           -----   -----       -----   -----
Provision For
 Credit Losses..........  $  (20) $    -   -  $  (66) $   (1) NM
                           -----   -----       -----   -----
Income Before Taxes       $   78  $   13  NM  $  245  $   88  NM
Income Taxes............       4       5 (20)     24       3  NM
                           -----   -----       -----   -----
Net Income..............  $   74  $    8  NM  $  221  $   85  NM
                           =====   =====       =====   =====


OTHER DATA:

Average Assets ($B).....       4       3  33       3       3   -






CORPORATE ITEMS

($ Millions)
                           Fourth Quarter  %      Full Year   %
                           1994   1993(A) Chg  1994   1993(A)Chg
                          ------  ------  ---  -----  ------ ---
Total Revenue...........  $   72  $   83 (13) $  580  $  477  22
                           -----   -----       -----   -----

Restructuring Charges...  $    -  $   36  NM  $    -  $   36  NM
Other Operating Expense.      97     149 (35)    429     519 (17)
                           -----   -----       -----   -----
Total Operating Expense.  $   97     185 (48) $  429     555 (23)
                           -----   -----       -----   -----
Income (Loss) Before
 Taxes..................  $  (25) $ (102) 75  $  151  $  (78) NM
Income Taxes............    (162)   (143)(13)   (156)    231  NM
                           -----   -----       -----   -----
Net Income (Loss) (B)...  $  137  $   41  NM  $  307  $ (309) NM
                           =====   =====       =====   =====

(A) Reclassified to conform to current quarter's presentation.
(B) Corporate Items includes net after-tax gains from capital building transactions. Additionally, Corporate Items includes the offset created by attributing income taxes to business activities on a local tax basis. In the fourth quarter of 1994, this offset reflects the $230 million tax expense reduction related to the effective tax rate on current operations. For the full year 1994, decreases in the valuation allowance related to deferred tax assets totaling $479 million are reflected in the effective tax rate on current operations. Corporate Items also reflects valuation allowance reductions that result from the reassessment of future earnings expectations, which amounted to $150 million in the 1994 second quarter and $200 million in the 1993 fourth quarter.
NM  Not meaningful as percentage exceeds 100%.


Page 13 - Citicorp 1994 results - 1/17/95

ASSET QUALITY
COMMERCIAL CASH-BASIS LOANS AND OREO

($ Millions)

                             4Q      3Q      2Q      1Q      4Q
                            1994    1994    1994    1994    1993
                           -----   -----   -----   -----   -----



North America Commercial
 Real Estate............. $  915  $1,321  $1,495  $1,654  $1,719

Global Finance...........    470     534     581     699     755
                           -----   -----   -----   -----   -----

Comm'l Cash-Basis Loans
 (excluding Refinancing)  $1,385  $1,855  $2,076  $2,353  $2,474

Cross-Border
 Refinancing(A)..........    104     140     165     991   1,041
                           -----   -----   -----   -----   -----
Total Commercial
 Cash-Basis Loans........ $1,489  $1,995  $2,241  $3,344  $3,515

Commercial OREO..........  1,586   2,301   2,415   2,598   2,796
                           -----   -----   -----   -----   -----
Total Comm'l Cash-Basis
 Loans & OREO............ $3,075  $4,296  $4,656  $5,942  $6,311
                           =====   =====   =====   =====   =====

ALLOWANCE FOR CREDIT LOSSES
                             4Q      3Q      2Q      1Q      4Q
                            1994    1994    1994    1994    1993
                           -----   -----   -----   -----   -----
Global Consumer..........  1,834   1,790   1,711   1,639   1,596
Commercial(B)............  3,321   3,270   3,201   2,595   2,545
Cross-Border
 Refinancing.............      -       -       -     238     238
                           -----   -----   -----   -----   -----
Total.................... $5,155  $5,060  $4,912  $4,472  $4,379
                           =====   =====   =====   =====   =====

Reserve for Global
 Consumer Sold Portfolios $  422  $  467  $  503  $  538  $  527


ALLOWANCE AS A PERCENTAGE
  OF TOTAL LOANS
                             4Q      3Q      2Q      1Q      4Q
                            1994    1994    1994    1994    1993
                           -----   -----   -----   -----   -----
Global Consumer..........   1.90%   1.97%   2.00%   1.98%   1.89%
Commercial(B)............   5.95%   5.90%   5.76%   4.88%   4.88%

Total....................   3.38%   3.46%   3.48%   3.26%   3.15%


ADDITIONAL DATA
                             4Q      3Q      2Q      1Q      4Q
                            1994    1994    1994    1994    1993
Commercial Allowance       -----   -----   -----   -----   -----
 as % of Commercial
 Cash-Basis Loans(A)(B)..  223.0%  163.9%  142.8%  110.3%  102.9%

Commercial Renegotiated
 Loans(C)................ $  718  $  524  $  417  $  384  $  708

Consumer OREO............ $  829  $  787  $1,194  $1,247  $1,212

Consumer Cash-Basis Loans $2,539  $2,713  $2,813  $2,904  $2,863

(A) Reflects the transfer of $0.8 billion of Brazil outstandings to Available-for-Sale Securities in the second quarter of 1994, pursuant to the refinancing agreement completed in that quarter.
(B) Effective second quarter 1994, includes amounts related to the Cross-Border Refinancing portfolio.
(C) Amount at December 31, 1994 includes approximately $390 million of loans that have been renegotiated during the year at a market rate of interest.


Page 14 - Citicorp 1994 results - 1/17/95

DETAILS OF CREDIT LOSS EXPERIENCE
($ Millions)

                            4Q      3Q      2Q      1Q      4Q
                           1994    1994    1994    1994    1993
                          -----   -----   -----   -----   -----


NET WRITE-OFFS
 (RECOVERIES):

Global Consumer ......   $  399  $  315  $  311  $  328  $  351

North America Comm'l
 Real Estate..........       51      62      63      68      78

Global Finance........       28     (41)      9     (46)     16
                          -----   -----   -----   -----   -----
Total Commercial
 (excluding
  Refinancing)........   $   79  $   21  $   72  $   22  $   94
                          -----   -----   -----   -----   -----
Cross-Border
 Refinancing(A).......      (20)    (19)   (329)    (35)    (10)
                          -----   -----   -----   -----   -----
Total.................   $  458  $  317  $   54  $  315  $  435
                          =====   =====   =====   =====   =====



                            4Q      3Q      2Q      1Q      4Q
                           1994    1994    1994    1994    1993
                          -----   -----   -----   -----   -----
PROVISION FOR
 CREDIT LOSSES:

Global Consumer.......   $  449  $  365  $  361  $  378  $  414

North America Comm'l
 Real Estate..........       88      99     101     106     141

Global Finance........       41     (28)     21     (34)     16
                          -----   -----   -----   -----   -----
Total Commercial
 (excluding
  Refinancing)........   $  129  $   71  $  122  $   72  $  157
                          -----   -----   -----   -----   -----
Cross-Border
 Refinancing..........      (20)      -     (11)    (35)      -
                          -----   -----   -----   -----   -----
Total.................   $  558  $  436  $  472  $  415  $  571
                          =====   =====   =====   =====   =====



                            4Q      3Q      2Q      1Q      4Q
                           1994    1994    1994    1994    1993
                          -----   -----   -----   -----   -----
COMMERCIAL NET OREO
 WRITE-DOWNS(RECOVERIES):

North America Comm'l
 Real Estate..........   $    7  $   24  $   12  $   36  $   27
Global Finance........      (14)     (9)    (25)     (6)    (30)
                          -----   -----   -----   -----   -----
Total.................   $   (7) $   15  $  (13) $   30  $   (3)
                          =====   =====   =====   =====   =====

(A) Includes a credit recovery of $318 million in the second quarter of 1994 as part of the step-up to market value of instruments received pursuant to the Brazil refinancing agreement completed in that quarter.


Page 15 - Citicorp 1994 results - 1/17/95

CONSOLIDATED STATEMENT OF INCOME
(In Millions of Dollars,
 Except Per Share Amounts)

                        Fourth Quarter  %       Full Year     %
                          1994   1993  Chg    1994    1993   Chg
                         ----- ------  ---   ------  ------  ---


Interest Revenue....... $5,402 $6,254  (14) $23,813 $23,811   -
Interest Expense.......  3,080  4,247  (27)  14,902  16,121   (8)
                         -----  -----        ------  ------
Net Interest Revenue... $2,322 $2,007   16  $ 8,911 $ 7,690   16
                         -----  -----        ------  ------
 Fees & Commissions.... $1,377 $1,357    1  $ 5,155 $ 5,057    2
 Trading Account.......     29    269  (89)     158     939  (83)
 Foreign Exchange......    185    158   17      573     995  (42)
 Securities Trans......     22      3   NM      200      94   NM
 Other Revenue.........    577    358   61    1,751   1,300   35
                         -----  -----        ------  ------
Total Fees, Commissions
 and Other Revenue..... $2,190 $2,145    2  $ 7,837 $ 8,385   (7)
                         -----  -----        ------  ------
TOTAL REVENUE.......... $4,512 $4,152    9  $16,748 $16,075    4
                         -----  -----        ------  ------
PROVISION FOR
 CREDIT LOSSES......... $  558 $  571   (2) $ 1,881 $ 2,600  (28)
                         -----  -----        ------  ------
 Operating Expense:
  Salaries............. $1,051 $  978    7  $ 4,029 $ 3,817    6
  Employee Benefits....    284    264    8    1,136   1,028   11
  Net Premises &
  Equipment Expense....    427    401    6    1,583   1,601   (1)
  Restructuring Charges      -    425   NM        -     425   NM
  Other Expense........    961    953    1    3,508   3,744   (6)
                         -----  -----        ------  ------
TOTAL OPERATING EXPENSE $2,723 $3,021  (10) $10,256 $10,615   (3)
                         -----  -----        ------  ------
INCOME BEFORE TAXES
 AND CUMULATIVE EFFECT
 OF ACCOUNTING CHANGES. $1,231 $  560   NM  $ 4,611 $ 2,860   61
 Income Taxes(A).......    189    (15)  NM    1,189     941   26
                         -----  -----        ------  ------
INCOME BEF. CUMULATIVE
 EFFECT OF ACCTG CHGS.. $1,042 $  575   81  $ 3,422 $ 1,919   78

Cumulative Effect of
 Accounting Changes(B).      -      -    -      (56)    300   NM
                         -----  -----        ------  ------
NET INCOME............. $1,042 $  575   81  $ 3,366 $ 2,219   52
                         =====  =====        ======  ======
INCOME APPLICABLE
 TO COMMON STOCK....... $  950 $  488   95  $ 3,010 $ 1,900   58
                         =====  =====        ======  ======

EARNINGS PER SHARE :

On Common & Common Equiv. Shs
 Income Bef. Cumulative
  Effect of Acctg Chgs. $ 2.20 $ 1.16       $  7.15 $  3.82
 Income After Cumulative
  Effect of Acctg Chgs. $ 2.20 $ 1.16       $  7.03 $  4.50

Assuming Full Dilution
 Income Bef. Cumulative
  Effect of Acctg Chgs. $ 1.95 $ 1.06       $  6.40 $  3.53
 Income After Cumulative
  Effect of Acctg Chgs. $ 1.95 $ 1.06       $  6.29 $  4.11

(A)Amounts for the full year 1994 and 1993 (1993 amount reflected in the fourth quarter)include tax benefits of $150 million and $200 million, respectively, related to a reduction of the deferred tax asset valuation allowance following a reassessment of the expected level and mix of future earnings.
(B)The 1994 results include the cumulative effect of adopting
   SFAS No. 112, "Employers' Accounting for Postemployment
   Benefits," as of January 1, 1994. The 1993 results include the cumulative effect of adopting SFAS No. 109, "Accounting for Income Taxes," as of January 1, 1993.
NM Not meaningful as percentage exceeds 100%.


Page 16 - Citicorp 1994 results - 1/17/95



CONSOLIDATED BALANCE SHEET            CITICORP and Subsidiaries
(In Millions of Dollars)

                                      Dec. 31       Dec. 31    %
                                        1994        1993(A)   Chg
                                       -------       -------   ---


ASSETS
Cash and Due from Banks.........     $  6,470      $  4,836   34
Deposits at Interest with Banks.        6,862         6,749    2
Securities(B):
 Held to Maturity...............        5,092         5,637  (10)
 Available for Sale.............       13,602         8,705   56
 Venture Capital................        2,009         1,489   35
Trading Account Assets(C).......       38,875        23,783   63
Federal Funds Sold &
 Securities Purchased
 Under Resale Agreements........        6,995         7,339   (5)
Loans, Net
 Consumer.......................     $ 96,600      $ 84,354   15
 Commercial(B)..................       55,820        54,613    2
                                      -------       -------
    Total Loans.................     $152,420      $138,967   10
Allowance for Credit Losses.....       (5,155)       (4,379) (18)
                                      -------       -------
    Total Loans, Net............     $147,265      $134,588    9

Customers' Acceptance Liability      $  1,420      $  1,512   (6)
Premises & Equipment, Net.......        4,062         3,842    6
Interest & Fees Receivable......        2,654         2,552    4
Other Assets....................       15,183        15,542   (2)
                                      -------       -------
Total...........................     $250,489      $216,574   16
                                      =======       =======

LIABILITIES
Non-Int. Deposits (in the U.S.).     $ 13,648      $ 13,442    2
Int. Deposits (in the U.S.).....       35,699        38,347   (7)
Non-Int. Deposits (Outside the
 U.S.)..........................        7,212         6,644    9
Int. Deposits(Outside the U.S.).       99,167        86,656   14
                                      -------       -------
    Total Deposits..............     $155,726      $145,089    7

Trading Account Liabilities(C)..     $ 22,382      $  5,478   NM
Purchased Funds &
 Other Borrowings...............       20,907        16,777   25
Acceptances Outstanding.........        1,440         1,531   (6)
Accrued Taxes & Other Expenses..        5,493         6,452  (15)
Other Liabilities...............        8,878         9,134   (3)
Long-Term Debt..................       16,497        16,010    3
Subordinated Capital Notes......        1,397         2,150  (35)

STOCKHOLDERS' EQUITY
Preferred Stock
 (Without Par Value)............     $  4,187      $  3,887    8
Common Stock (Par value $1.00)..          421           412    2
Surplus.........................        4,194         3,898    8
Retained Earnings ..............        9,561         6,729   42
Net Unrealized Gains-Securities
 Available for Sale(B)..........          278             -   NM
Foreign Currency Translation....         (471)         (580)  19
Common Stock in Treasury,
 at Cost........................         (401)         (393)  (2)
                                      -------       -------
    Total Stockholders' Equity..     $ 17,769      $ 13,953   27
                                      -------       -------
Total...........................     $250,489      $216,574   16
                                      =======       =======





(A) Reclassified to conform to current quarter's presentation.
(B) Balances at December 31, 1994 reflect the effect of adopting
    Statement of Financial Accounting Standards No. 115,
    "Accounting for Certain Investments in Debt and Equity
    Securities" including the reclassification of certain commercial loans to Held-to-Maturity and Available-for-Sale
    Securities. Statement No. 115 which requires that securities designated as "available for sale" be carried at fair value, with unrealized gains and losses reported in stockholders' equity (net of applicable taxes) was adopted effective
    January 1, 1994.
(C) Trading Account Assets and Trading Account Liabilities as of
    December 31, 1994 include approximately $13.0 billion relating to the adoption in 1994 of Financial Accounting
    Standards Board Interpretation No. 39, "Offsetting of Amounts
    Related to Certain Contracts." Interpretation No. 39 requires that unrealized trading gains and losses be reported gross on the balance sheet except where there is a qualifying netting agreement in place. On a pro-forma basis, Trading
    Account Assets and Trading Account Liabilities as of
    December 31, 1993 would have been $36.8 billion and $18.5 billion, respectively, had the new rule been in effect on that date. Amounts presented for Trading Account Assets and Trading Account Liabilities as of December 31, 1993 include the reclassification of $5.7 billion and $3.1 billion, respectively, to provide for consistent presentation of amounts previously recorded in Other Assets and Other
    Liabilities representing revaluation gains and losses and other balances related to these contracts.
NM  Not meaningful as percentage exceeds 100%.



Page 17 - Citicorp 1994 results - 1/17/95



ADDITIONAL FINANCIAL DATA
($ Millions)

                            4Q      3Q      2Q      1Q      4Q
                           1994    1994    1994    1994    1993
                          ------  ------  ------  ------  ------


NET INTEREST REVENUE(A)

Net Interest Revenue..   $ 2,328 $ 2,352 $ 2,170 $ 2,087 $ 2,012

Net Interest Margin...      4.21%   4.37%   4.15%   4.01%   3.94%


 ADJUSTED TO EXCLUDE
 THE EFFECT OF CREDIT
 CARD SECURITIZATION:

Net Interest Revenue..   $ 2,798 $ 2,862 $ 2,710 $ 2,616 $ 2,553

Net Interest Margin...      4.61%   4.80%   4.64%   4.52%   4.48%





CONSOLIDATED AVERAGE
 BALANCES

                            4Q      3Q      2Q      1Q      4Q
                           1994    1994    1994    1994    1993
                          ------  ------  ------  ------  ------

Loans ($B):
 Consumer.............   $    93 $    87 $    84 $    84 $    82
 Commercial...........        56      56      55      54      57
                          ------  ------  ------  ------  ------
Total Average Loans...   $   149 $   143 $   139 $   138 $   139
                          ======  ======  ======  ======  ======



Total Average
 Assets($B)(B)........   $   267 $   265 $   258 $   253 $   233

Avg. Interest Earning
 Assets($B)...........   $   219 $   214 $   210 $   211 $   203



Common Stockholders'
 Equity ($M)(C).......   $13,003 $12,023 $11,049 $10,562 $ 9,728

Preferred Equity ($M).     4,187   4,116   3,975   3,887   3,887
                          ------  ------  ------  ------  ------
Total Average
 Stockholders'
 Equity ($M)(C).......   $17,190 $16,139 $15,024 $14,449 $13,615
                          ======  ======  ======  ======  ======



(A) Taxable Equivalent Basis.
(B) The 1994 periods include the effect of adopting FASB
    Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts," which is reflected in non-interest earning assets.
(C) The 1994 periods include the effect of adopting SFAS
    No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as of January 1, 1994.


Page 18 - Citicorp 1994 results - 1/17/95


EARNINGS PER SHARE DATA(A)
(Before Cumulative Effect
 of Accounting Changes)

                           Fourth Quarter          Full Year
                            1994      1993       1994      1993
                          -------   -------    -------   -------


On Common and Common
 Equivalent Shares:

 Earnings($ Millions)..  $    973  $    511   $  3,159  $  1,693

 Shares (in thousands).   443,095   441,314    441,695   443,023

 Earnings Per Share....  $   2.20  $   1.16   $   7.15  $   3.82



Assuming Full Dilution:

 Earnings($ Millions)..  $  1,007  $    545   $  3,295  $  1,829

 Shares (in thousands).   517,829   514,629    515,052   518,477

 Earnings Per Share....  $   1.95  $   1.06   $   6.40  $   3.53




COMMON SHARES OUTSTANDING
(In Thousands)

End-Of-Period.........                         395,081   386,490





(A) For earnings per share on common and common equivalent shares, dividends on Conversion Preferred Stock, Series 15
    ($23 million in the fourth quarter of 1994 and 1993 and $93 million in both full year periods) are added back to income applicable to common stock, and the number of shares issuable on conversion (38 million shares in the fourth quarter and 40 million shares in the 1994 full year, 48 million shares in the fourth quarter of 1993 and 56 million shares in the 1993 full year) are added back to weighted average shares outstanding. Also added to shares outstanding are other common equivalent shares and, as to the undistributed portion of earnings, book value shares issuable under certain benefit plans. For earnings per share assuming full dilution, the number of shares issuable on conversion of the Conversion Preferred Stock, Series 15 are as follows:
    40 million shares in the fourth quarter and full year of 1994, 48 million shares in the fourth quarter of 1993 and 56 million shares in the 1993 full year. Additionally, dividends on Convertible Preferred Stock, Series 12 and 13
    ($34 million in the fourth quarter of 1994 and 1993 and $136 million in both full year periods) are also added back to income applicable to common stock, and the shares issuable on conversion (73 million shares) are added to shares outstanding. The number of common equivalent and book value shares are calculated on a fully diluted basis as well.


Page 19 - Citicorp 1994 results - 1/17/95


OTHER REVENUE DATA

                                Fourth Quarter       Full Year
                                 1994    1993      1994     1993
                                ------  ------    ------   ------


OTHER REVENUE
($ Millions)

Affiliate Earnings...........  $   46  $   99    $   208  $  211

Securitized Credit
 Card Receivables............     260     285        955   1,083

Net Gains(Losses) from
 Mortgage Pass-Through
 Securitization                     1     (32)       (59)   (135)
 Activity....................

Venture Capital Gains........     213      59        365     143

Foreign Currency Translation
 (Losses)....................      (6)    (15)        (8)    (50)

Net Asset Gains/(Losses) and
 Other Items.................      63     (38)       290      48
                               ------  ------    -------  ------
  Total......................  $  577  $  358    $ 1,751  $1,300
                               ======  ======    =======  ======




Item 7.    Financial Statements, Pro Forma Financial
           Information and Exhibits

           -  Exhibit No. 12(a) Calculation of Ratio
              of Income to Fixed Charges

           -  Exhibit No. 12(b) Calculation of Ratio
              of Income to Fixed Charges Including
              Preferred Stock Dividends


                                    SIGNATURES

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              CITICORP
                              (Registrant)



                              By: /s/ Thomas E. Jones
                                  -------------------------------
                                      Thomas E. Jones
                                      Executive Vice President
                                      A Principal Financial
                                      Officer


Dated:  January 19, 1995